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                                  EXHIBIT 10.39

                                LETTER AGREEMENT

     HWH ENTERPRISES, INC. ("HWH") located at 1414 Avenue of the Americas, New York, NY 10019 and HIENERGY TECHNOLOGIES, INC. ("HIET") located at 1601 Alton Parkway, Unit 8, Irvine, CA 92606, herewith enter into this Agreement ("AGREEMENT") which provides for certain public relations services to be rendered by HWH to HIET in accordance with the terms and conditions set forth below.

I.     ENGAGEMENTS

     HIENERGY TECHNOLOGIES, INC. has developed a unique detection that remotely determines the chemical formula of unknown substances in real time. The technology will allow HIET to develop detection systems, which can, for the first time, confirm the presence of explosives, illegal drugs, biological/chemical weapons and other contraband, which are concealed.

     HIET hereby engages HWH to provide public relations services to HIET and HWH hereby accepts such engagement.

II.     RETAINER FEE

     For a retainer fee of $12,500/month, HWH will provide public relations services in a form and substance satisfactory to HIET. This monthly retainer fee covers account executive, account supervisor and management time, creative effort and placement services. It does not cover out-of-pocket or the production of collateral materials, which are provided for in paragraph VI.

III.     ADDITIONAL FEES

     At such times as HIET requires a major press conference (requiring additional staffing) or special promotions, attendance at trade shows or industry symposia outside the metropolitan New York areas or other such extraordinary events, or the preparation of collateral or sales promotion materials, additional charges for such events, and/or services will be established in advance, upon mutual agreement.

IV.     TERM

This Agreement shall be in effect for a MINIMUM OF 4 (FOUR) MONTHS commencing on
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NOVEMBER 15, 2002 and ending MARCH 15, 2003 and can only be terminated sooner if either party fails to fulfill its obligations as per this agreement.

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     After the initial four months, if both parties wish to continue their relationship, a new letter agreement will be drawn to cover a new service period.

V.     PAYMENT SCHEDULE

     The initial monthly payment of $12,500 shall be made to HWH with the execution of this Agreement. HWH will begin providing its services at an agreed upon date, but in no case will commence services until after receipt of the initial payment is received.

     HIET will thereafter be billed monthly, 30 days in advance of each monthly fee period, with payment due on the first day of each monthly fee period specified on the invoice.

     Payment not received within 15 days of due date will necessitate cessation of all services until payment is received, unless prior arrangements have been made with HWH.

VI.     OTHER EXPENSES

     All out-of-pocket expenses incurred by HWH in the performance of its services to HIET including, but not limited to telephone calls, postage, messengers, overnight express services, facsimile charges, travel and entertainment, printing, photography, photo reproduction, typesetting and material charges, etc., will be billed to HIET monthly, on a fully itemized basis. Such bills are payable with 30 days. HIET shall require prior approval on all travel and entertainment expenses exceeding one hundred dollars ($100). HIET will also receive advanced notification on any and all extraordinary expense and fees incurred from, but not limited to, mass mailings and large quantity shipping.

VII.     GOVERNANCE

     This AGREEMENT shall be governed by the laws of the State of New York. Any dispute arising out of or relating to this AGREEMENT or breach hereof, including any uncollected money, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association in the City of New York, and judgment upon any reward rendered by the arbitrators may be entered in any New York State court or United States federal court sitting in NYC.

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Respectfully submitted,

                                    AGREED TO AND ACCEPTED:

HWH ENTERPRISES, INC.               HIENERGY TECHNOLOGIES, INC.


BY:   /s/ Eliot Hess                BY:   /s/ Tom Pascoe
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     Eliot Hess, Chairman           TITLE:  President
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DATE:     11/18/02                  DATE:       11-14-02
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